Exhibit 1.1

Execution Version

14,000,000 Common Units

Representing Limited Partner Interests

BREITBURN ENERGY PARTNERS LP

UNDERWRITING AGREEMENT

October 7, 2014

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

As Representative of the several
  Underwriters named in Schedule I attached hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell 14,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”), for whom you are acting as representative (the “Representative”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 2,100,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This is to confirm the agreement among the Partnership and Breitburn GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner,” and, together with the Partnership, the “Breitburn Parties”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters.

Each of the Partnership and its subsidiaries (as defined in Section 17 hereof) (collectively, the “Breitburn Entities”) is listed on Schedule IV hereof. The entities listed on Schedule V hereof are referred to herein as the “Material Breitburn Entities”). It is understood by the parties hereto that the Partnership, the General Partner and Boom Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with QR Energy, LP (“QR Energy”) and QRE GP, LLC on July 23, 2014. Pursuant to the Merger Agreement, and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into QR Energy, with QR Energy continuing as the surviving entity and a direct wholly owned subsidiary of the Partnership (the “Merger”).

1.          Representations, Warranties and Agreements of the Breitburn Parties. The Breitburn Parties, jointly and severally, represent, warrant and agree that:

(a)          Registration; Definitions; No Stop Order. A registration statement on Form S-3 relating to the Units (File No. 333-181531) has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii)  been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been made available by the Partnership to you as the Representative of the Underwriters. As used in this Agreement:

(i)          “Applicable Time” means 8:30 a.m. (New York City time) on October 7, 2014;

(ii)         “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Units;

(iii)        “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the Rules and Regulations;

(iv)        “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) identified in Schedule II hereto, prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(v)         “Preliminary Prospectus” means any preliminary prospectus relating to the Units, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vi)        “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(vii)       “Prospectus” means the final prospectus relating to the Units, including the Base Prospectus and any prospectus supplement thereto relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

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(viii)      “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the Registration Statement, the Pricing Disclosure Package, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Registration Statement, Pricing Disclosure Package, Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Pricing Disclosure Package, any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Breitburn Parties, threatened by the Commission.

(b)          Form of Documents. The Registration Statement conformed in all material respects when filed and will conform in all material respects on the latest Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof and prior to the applicable Delivery Date will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c)          Registration Statement. The Registration Statement did not, as of the latest Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

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(d)          Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e)          Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)          Status as “Well-Known Seasoned Issuer.” The Partnership was (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption of Rule 163, a “well-known seasoned issuer” (as defined in Rule 405). The Partnership was not, at the earliest time after the filing of the Registration Statement at which the Partnership or another offering participant made a bona fide offer relating to the Units, an “ineligible issuer” (as defined in Rule 405), provided that the Partnership is not offering and selling its securities other than through a firm commitment underwriting. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Delivery Date or any Option Unit Delivery Date.

(g)          Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to any such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Rules and Regulations.

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(h)          Formation and Qualification of the Partnership and its Subsidiaries. Each of the Material Breitburn Entities (i) has been duly formed and is validly existing and is in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of organization, (ii) has full power and authority necessary to own or lease its properties and to conduct the business in which it is engaged in all material respects as described in the Pricing Disclosure Package and the Prospectus and (iii) is duly qualified or registered to do business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to so qualify or register could not (i) in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the Breitburn Entities, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability.

(i)          General Partners. Each of Breitburn GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Breitburn Operating GP LLC, a Delaware limited liability company (the “OLP GP”) and the general partner of Breitburn Operating LP (the “Operating LP”), has, and as of each Delivery Date will have, full limited liability company power and authority to act as general partner of the Partnership and the Operating LP, respectively, in all material respects as described in the Pricing Disclosure Package and the Prospectus.

(j)          Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a non-economic interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), other than those created by or arising under the Second Amended and Restated Credit Agreement, dated May 7, 2010, by and among the Operating LP, as borrower, the Partnership, as parent guarantor, the subsidiary guarantors, each of the financial institutions from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent (as amended, the “Credit Facility”), and except for restrictions on transferability contained in the Partnership Agreement.

(k)          Ownership of Limited Partner Interests in the Partnership. As of October 3, 2014, the issued and outstanding limited partner interests of the Partnership consist of 120,473,366 Common Units and 8,000,000 8.25% Series A Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”). All of such Common Units and Preferred Units have been duly authorized and validly issued pursuant to the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”)).

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(l)          Ownership of BMC. The Partnership owns a 100% membership interest in Breitburn Management Company LLC, a Delaware limited liability company (“BMC”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of BMC (the “BMC LLC Agreement”) and is fully paid (to the extent required by the BMC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and the Partnership owns such membership interest free and clear of all Liens, other than those created by or arising under the Credit Facility.

(m)          Ownership of the General Partner. The Partnership owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”) and is fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens, other than those created by or arising under the Delaware LLC Act, the GP LLC Agreement or the Credit Facility.

(n)          Ownership of Membership Interest in the OLP GP. The Partnership owns a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (the “OLP GP Agreement”) and is fully paid (to the extent required by the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens, other than those created by or arising under the Delaware LLC Act, the OLP GP Agreement or the Credit Facility.

(o)          Ownership of General Partner Interest in the Operating LP. The OLP GP is the sole general partner of the Operating LP and owns a 0.001% general partner interest in the Operating LP; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Operating LP (the “OLP Agreement”); and the OLP GP owns such general partner interest free and clear of all Liens, other than those created by or arising under the Delaware LP Act, the OLP Agreement or the Credit Facility.

(p)          Ownership of Limited Partner Interest in the Operating LP. The Partnership owns a 99.999% limited partner interest in the Operating LP; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Agreement and is fully paid (to the extent required by the OLP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such interest free and clear of all Liens, other than those created by or arising under the Delaware LP Act, the OLP Agreement and Credit Facility.

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(q)          Ownership of Subsidiaries. The Operating LP owns, directly or indirectly, 100% of the ownership interests in each of Alamitos Company, Breitburn Florida LLC, Breitburn Sawtelle LLC, GTG Pipeline LLC, Mercury Michigan Company, LLC, Phoenix Production Company, Terra Energy Company LLC, Terra Pipeline Company LLC, Beaver Creek Pipeline, L.L.C. and Breitburn Collingwood Utica LLC (collectively, the “Operating Subsidiaries”); such ownership interests have been duly authorized and validly issued in accordance with the applicable limited liability company agreement or certificate of incorporation of such subsidiary (the “Operating Subsidiary Organizational Documents”) and are fully paid (to the extent required under the applicable bylaws or limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, and the other applicable laws of the jurisdiction of organization, formation or incorporation of the Operating Subsidiaries); and the Operating LP owns such stock or membership interests free and clear of all Liens other than those created by or arising under the Credit Facility and restrictions on transferability contained in the Operating Subsidiary Organizational Documents.

(r)          No Other Subsidiaries. Other than its ownership of its general partner interest in the Partnership, the General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of the other Breitburn Entities, the Partnership does not directly or indirectly own, and at each Delivery Date will not directly or indirectly own, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Phoenix Production Company, Alamitos Company, GTG Pipeline LLC, Seal Beach Gas Processing Venture, Wilderness-Chester Gas Processing Limited Partnership, Wilderness-Chester LLC, Wilderness Energy, L.C., Wilderness Energy Services Limited Partnership, Saginaw Bay Lateral Michigan Limited Partnership, Terra Westside Processing Company, Breitburn Transpetco GP LLC, Breitburn Transpetco LP LLC, Transpetco Pipeline Company, L.P. and Breitburn Oklahoma LLC, would not, individually or in the aggregate, be deemed to be a “significant subsidiary” of the Partnership (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act).

(s)          Valid Issuance of the Units. At the Initial Delivery Date, there will be issued and sold to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units on the Initial Delivery Date); at the Initial Delivery Date or the Option Unit Delivery Date (as defined in Section 4 hereof), as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly and validly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

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(t)          No Preemptive Rights or Options. Except as described in the Pricing Disclosure Package and the Prospectus or provided for in the Partnership Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or (ii) outstanding options or warrants to purchase any securities of the Partnership. Except for such rights that have been waived or as described in the Pricing Disclosure Package, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(u)          Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms of the Partnership Agreement and this Agreement. Each of the Breitburn Parties has all requisite partnership or limited liability company power and authority to execute and deliver this Agreement and perform its obligations hereunder. At each Delivery Date, all partnership and limited liability company action, as the case may be, required to be taken by any of the Breitburn Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(v)         Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Breitburn Parties.

(w)          Enforceability of the Organizational Agreements. The Partnership Agreement, the OLP Agreement, the GP LLC Agreement and the OLP GP Agreement have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that, with respect to each agreement described in this Section 1(w), the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(x)          Enforceability of the Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by the Partnership, the General Partner and Merger Sub and (assuming due authorization, execution and delivery by QR Energy and QRE GP, LLC) is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms; provided that the enforceabillity thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing and (iii) state or federal anti-trust laws.

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(y)          No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Breitburn Parties or of the Merger Agreement by the Partnership, the General Partner and Merger Sub, or (iii) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreements and partnership agreements of the Material Breitburn Entities, as applicable (collectively referred to herein as the “Organizational Agreements”) and the certificates of limited partnership or formation or certificates of incorporation, bylaws and other organizational documents of the Material Breitburn Entities (together with the Organizational Agreements, the “Organizational Documents”), (B) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Material Breitburn Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Material Breitburn Entities or any of their properties in a proceeding to which any of them or their property is a party, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Material Breitburn Entities, which breach, violation, default or lien, in the case of clauses (B), (C) or (D), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially impair the ability of either of the Breitburn Parties to perform their obligations under this Agreement or of the Partnership, the General Partner or Merger Sub to perform their respective obligations under the Merger Agreement; provided, however, that no representation or warranty is made pursuant to clause (C) as to any applicable securities law.

(z)          No Consents. Except as otherwise disclosed in the most recent Preliminary Prospectus, no permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Material Breitburn Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and, except as described in the most recent Preliminary Prospectus, the Merger Agreement by the Partnership, the General Partner and Merger Sub, the consummation of any other transactions contemplated by this Agreement and, except as described in the most recent Preliminary Prospectus, the Merger Agreement or the application of the proceeds from the sale of the Units as described under the caption “Use of Proceeds” in the most recent Preliminary Prospectus except for such permits, consents, approvals, filings and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws.

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(aa)         No Default. No Material Breitburn Entity (i) is in violation of its Organizational Documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its properties or assets except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation, failure or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership, the General Partner or Merger Sub to perform their respective obligations under the Merger Agreement.

(bb)         Description of Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(cc)         Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(dd)         No Material Adverse Change. Other than as set forth in the Pricing Disclosure Package and the Prospectus, none of the Breitburn Entities has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package or to be included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of any of the Breitburn Entities or any material adverse change in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management or business of the Breitburn Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)         No Liabilities, Material Contracts or Distributions. Other than as set forth in the Pricing Disclosure Package and the Prospectus, since the date as of which such information is included or incorporated by reference in the Pricing Disclosure Package or will be included or incorporated by reference into the Prospectus, none of the Breitburn Entities has (i) incurred any liability or obligation, direct or contingent, other than liabilities or obligations that were incurred in the ordinary course of business, (ii) entered into any transactions not in the ordinary course of business that, individually or in the aggregate, is material to the Breitburn Entities, taken as a whole or (iii) declared, paid or made any dividend or distribution on any class of security other than regular monthly pro rata distributions to holders of Common Units and Preferred Units.

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(ff)         Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The selected financial data included or incorporated by reference into the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived. The pro forma financial information (including the related notes thereto) included or incorporated by reference in the Pricing Disclosure Package and the Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Pricing Disclosure Package and the Prospectus.

(gg)         Independent Registered Public Accounting Firms. PricewaterhouseCoopers LLP, who has certified certain consolidated financial statements of the Partnership included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to such entities as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board. Johnson Miller & Co., CPA’s PC, who has audited (i) the statements of revenues and direct operating expenses for the year ended December 31, 2012 relating to the assets acquired pursuant to the December 12, 2013 Contribution Agreement between the Operating LP and CrownRock, L.P. and (ii) the statements of revenues and direct operating expenses for the year ended December 31, 2012 relating to the assets acquired pursuant to the December 11, 2013 Contribution Agreement between the Operating LP and Lynden USA Inc., is an independent registered public accounting firm with respect to the Operating LP and, to the best knowledge of the Partnership, CrownRock, L.P. and Lynden USA Inc., as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board. PricewaterhouseCoopers LLP, who has certified certain consolidated financial statements of QR Energy included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to QR Energy as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board. To the best knowledge of the Partnership, Deloitte & Touche LLP, which has reviewed the unaudited interim statements of revenues and direct operating expenses of certain oil and gas producing properties and the related gathering and processing assets of Whiting Oil and Gas Corporation, is an independent registered public accounting firm with respect to such entity as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board.

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(hh)         Statistical Data. The statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package or to be included or incorporated by reference in the Prospectus are based on or derived from sources that the Breitburn Parties believe to be reliable and accurate in all material respects.

(ii)         Reserve Engineers. Netherland, Sewell & Associates, Inc., Schlumberger Technology Corporation and Cawley, Gillespie & Associates, Inc. (collectively, the “Reserve Engineers”), whose reserve reports (the “Reserve Reports”) are referenced or appear, as the case may be, in the Pricing Disclosure Package or are to be referenced or appear, as the case may be, in the Prospectus were, as of December 31, 2013, and are, as of the date hereof, independent engineers with respect to the Breitburn Entities; and the historical information underlying the estimates of the reserves of the Breitburn Entities supplied to the Reserve Engineers for purposes of preparing the Reserve Reports, including, without limitation, production volumes, sale prices for production, contractual pricing provisions under oil or gas sales or marketing contracts, costs of operations and development and working interest and net revenue information relating to ownership interests in properties, was true and correct in all material respects in accordance with customary industry practice on the date that each such Reserve Report was prepared.

(jj)         Proved Reserves. Estimates of proved reserves and present values with respect to the Breitburn Entities for the year ended December 31, 2013, as described in the Pricing Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(kk)         Title. Each of the Breitburn Entities has (i) good and defensible title to all of the oil and gas properties owned by the Breitburn Entities, (ii) good and marketable title to all other property owned by the Breitburn Entities and (iii) good title to all personal property owned by the Breitburn Entities, in each case, free and clear of all Liens, except (A) as described in the Pricing Disclosure Package and the Prospectus, (B) Liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (C) Liens under oil and gas leases, options to lease, operating agreements, unitization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (D) Liens arising under or permitted by the Credit Facility and (E) Liens that do not, individually or in the aggregate, materially affect the value of such properties, taken as a whole, or materially interfere with the use made or proposed to be made of such properties, taken as a whole, by the Breitburn Entities; and any real property and buildings held under lease by the Breitburn Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the Breitburn Entities. All assets held under lease by the Breitburn Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Breitburn Entities.

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(ll)         Insurance. The Breitburn Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Breitburn Entities has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(mm)         Investment Company. None of the Breitburn Parties is, and as of the applicable Delivery Date and after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, none of them will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(nn)         Litigation. Except as described in the Pricing Disclosure Package and the Prospectus, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Breitburn Parties, threatened, to which any of the Breitburn Entities is or may be a party or to which the business or property of any of the Breitburn Entities is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Breitburn Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, could reasonably be expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering, issuance or sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(oo)         No Omitted Descriptions. There are no legal or governmental proceedings or contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or, in the case of documents, would be required to be filed as exhibits to a registration statement of the Partnership pursuant to Item 601(b)(10) of Regulation S-K that have not been described in the Pricing Disclosure Package.

(pp)         Statements in the Pricing Disclosure Package and the Prospectus. Statements made or incorporated by reference in the Pricing Disclosure Package and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. Each contract, document or other agreement described in the Pricing Disclosure Package and the Prospectus is in full force and effect and is valid and enforceable by and against the Breitburn Entities, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

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(qq)         No Related Party Transactions. No relationship, direct or indirect, that would be required to be described in a registration statement of the Partnership pursuant to Item 404 of Regulation S-K, exists between or among any of the Breitburn Entities, on the one hand, and the directors, officers, shareholders, unitholders, partners, members, customers or suppliers of any of the Breitburn Entities, on the other hand, that has not been described in the Pricing Disclosure Package or the Prospectus.

(rr)         No Labor Disputes. No labor disturbance by the employees of any of the Material Breitburn Entities exists or, to the knowledge of the Breitburn Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(ss)         Employee Benefit Plans. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where the failure to so comply could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption other than such transactions as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) neither the Partnership nor any member of its Controlled Group sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any Plan that is subject to Title IV of ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to raise a material risk of the loss of such qualification. None of the Material Breitburn Entities maintains a “pension plan” within the meaning of Section 3(2)(A) of ERISA that is subject to Title IV of ERISA or Section 312 of the Code.

(tt)         Tax Returns. Each of the Breitburn Entities has filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to any of the Breitburn Entities, nor do any of the Breitburn Parties have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(uu)         Internal Controls. The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Partnership’s principal executive and principal financial officers, to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States and (ii) that interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses or significant deficiencies in the Partnership’s internal controls.

(vv)         Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; such disclosure controls and procedures have been designed to provide reasonable assurance that information required to be disclosed by the Partnership in reports that it submits or files under the Exchange Act is made known to the Partnership’s management, including its principal executive officer and principal financial officer, to allow for timely decisions regarding required disclosure; and such disclosure controls and procedures are effective at the reasonable assurance level.

(ww)       Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xx)        Sarbanes-Oxley Act. Except as described in the Pricing Disclosure Package and the Prospectus, there is and has been no failure on the part of the Partnership or any of its directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

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(yy)         Permits. Each of the Breitburn Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such permits which, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Breitburn Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that could not reasonably be expected to have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Material Breitburn Entities considered as a whole.

(zz)         Environmental Compliance. Each of the Breitburn Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any release into the environment of, or exposure to, Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Breitburn Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which the Breitburn Entities identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws within the next three years (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Breitburn Entities have reasonably concluded that such associated costs and liabilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(aaa)        No Distribution of Materials. None of the Material Breitburn Entities has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(g) or 5(a)(vii) and any Issuer Free Writing Prospectus set forth on Schedule II hereto.

(bbb)        XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ccc)        No Price Stabilization. Neither Breitburn Party has taken and neither Breitburn Party will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership or to facilitate the sale or resale of the Units.

(ddd)        No Subsidiary Payment Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from making any distribution to the Partnership, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in the Pricing Disclosure Package and the Prospectus.

(eee)        Foreign Corrupt Practices Act. None of the Breitburn Entities, and to the knowledge of the Breitburn Parties, no director, officer, agent or employee of the Breitburn Entities (in their capacity as director, officer, agent or employee) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(fff)        Money Laundering Laws. The operations of the Material Breitburn Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Breitburn Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Breitburn Parties, threatened.

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(ggg)        OFAC. None of the Material Breitburn Entities, or, to the knowledge of the Breitburn Parties, any director, officer, agent, employee or affiliate of the Material Breitburn Entities, is in violation of any of the country or list based economic and trade sanctions administered and enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). None of the Material Breitburn Entities (i) are currently subject to any U.S. sanctions administered by OFAC, (ii) have any assets located in a country or entity that is currently subject to U.S. sanctions administered by OFAC or (iii) derives revenues from investments in, or transactions with, persons or entities subject to any U.S. sanctions administered by OFAC. The Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Breitburn Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, jointly and severally, as to matters covered thereby, to each Underwriter.

2.          Purchase of the Units by the Underwriters. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to issue and sell the Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as the Representative may determine.

In addition, the Partnership grants to the Underwriters an option to purchase all or a portion of the Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase from the Partnership the number of Option Units (subject to such adjustments to eliminate fractional Units as the Representative may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The price of both the Firm Units and any Option Units purchased by the Underwriters shall be $18.00 per Common Unit.

The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3.          Offering of Units by the Underwriters. Upon authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4.          Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date and time as shall be determined by agreement between the Representative and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

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The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part by written notice being given (i) at any time prior to the Initial Delivery Date or (ii) only once thereafter within 30 days after the date of this Agreement to the Partnership by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representative, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date,” and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representative shall be made at 10:00 A.M. New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date and time as shall be determined by agreement between the Representative and the Partnership. On the Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representative shall otherwise instruct.

5.          Further Agreements of the Breitburn Parties and the Underwriters. (a) Each of the Breitburn Parties, jointly and severally, covenants and agrees to cause the Partnership, and with respect to Section 5(a)(xi), the General Partner:

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(i)          To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by the rule; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to file timely all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii)         Unless otherwise available on the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”), to furnish promptly to the Representative and to counsel for the Underwriters a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)        To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) unless otherwise available on EDGAR, conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

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(iv)        To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Partnership or the Representative, be required by the Securities Act or requested by the Commission;

(v)         Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing, which consent shall not be unreasonably withheld and which shall be provided to the Partnership promptly after having been given notice of the proposed filing; provided that the foregoing provision shall not apply if such filing is, in the judgment of counsel to the Breitburn Parties, required by law;

(vi)        To submit proper notifications regarding the listing of the Units to the NASDAQ Stock Market LLC (“NASDAQ”);

(vii)       Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;

(viii)      To comply with all applicable requirements of Rule 433 of the Rules and Regulations with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(ix)         As soon as practicable and in any event not later than 16 months after the date hereof, to make generally available to the Partnership’s security holders and, unless otherwise available on EDGAR, to deliver to the Representative an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations;

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(x)          Promptly from time to time to take such action as the Representative may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xi)         For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than with respect to a Permitted Transaction (as defined below) or the Units and (1) Common Units issued pursuant to employee compensation plans existing on the date hereof, (2) Common Units issued upon the exercise or conversion of a security outstanding on the date hereof, including grants of restricted phantom units, or (3) Common Units or securities convertible into or exchangeable for Common Units issued by the Partnership as consideration for any merger or acquisition made by the Partnership or any Material Breitburn Entity, provided that any recipients of such Common Units in any such acquisitions enter into Lock-Up Letter Agreements (as defined below) for the remainder of the Lock-Up Period)), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, other than with respect to a Permitted Transaction, (C) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other equity securities of the Partnership (other than any registration statement on Form S-8 and any Registration Statement on Form S-3) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, and to cause the executive officers and directors of the General Partner and The Strand Energy Company to furnish to the Representative, on or prior to the date hereof, a letter or letters substantially in the form of Exhibit D (collectively, the “Lock-Up Letter Agreements”). For purposes of this Agreement, “Permitted Transaction” shall refer to (i) any offer, sale or sales during the Lock-Up Period by the Breitburn Parties and the executive officers and directors of the General Partner and The Strand Energy Company which enter into the Lock-Up Letter Agreements of, in the aggregate, up to 300,000 Common Units and (ii) in accordance with the Merger Agreement, the issuance of up to 72,001,686 Common Units to the unitholders of QR Energy, provided that the Merger with QR Energy is consummated substantially in accordance with the terms of the Merger Agreement.

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(xii)        To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus.

(b)          Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.          Expenses. Each of the Breitburn Parties agrees, jointly and severally, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto (including the fees, disbursements and expenses of the Partnership’s accountants and counsel, but not, however, legal fees and expenses of the Underwriters’ counsel incurred in connection therewith); (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the Financial Industry Regulatory Authority of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Units on NASDAQ; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(x); and (h) the performance by the Breitburn Parties of their other obligations under this Agreement; provided that except as provided in this Section 6 and in Sections 8 and 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, and the expenses of advertising any offering of the Units made by the Underwriters.

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7.          Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Breitburn Parties contained herein, to the performance by the Breitburn Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)          The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)          No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, as of the latest Effective Date, any Preliminary Prospectus or the Prospectus as of its respective date and on the applicable Delivery Date or the Pricing Disclosure Package or the Prospectus as of the Applicable Time, in each case including any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary in order to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus, or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made).

(c)          All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Baker Botts L.L.P., counsel to the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)          Vinson & Elkins L.L.P. shall have furnished to the Representative its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A.

(e)          Mika Meyers Beckett & Jones PLC, shall have furnished to the Representative its written opinion, as local Michigan counsel to the Breitburn Entities organized under the laws of the State of Michigan, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B.

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(f)          Gregory C. Brown, the General Partner’s Executive Vice President and General Counsel, shall have furnished to the Representative his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit C.

(g)          The Representative shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(h)          At the time of execution of this Agreement, the Representative shall have received from each of PricewaterhouseCoopers LLP, Deloitte & Touche LLP and Johnson Miller & Co., CPA’s PC a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package or the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)          At the time of execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants with respect to QR Energy within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information with respect to QR Energy is given in the Pricing Disclosure Package or the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information of QR Energy and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

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(j)          With respect to the letters of PricewaterhouseCoopers LLP, Deloitte & Touche LLP and Johnson Miller & Co., CPA’s PC referred to in Section 7(h) and delivered to the Underwriters concurrently with the execution of this Agreement (each an “initial letter”), each such firm shall have furnished to the Representative a “bring-down” letter (each a “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that such accountants are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(k)          With respect to the initial letter of PricewaterhouseCoopers LLP referred to in Section 7(i), PricewaterhouseCoopers LLP shall have furnished to the Representative a bring-down letter addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants with respect to QR Energy within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information of QR Energy is given in each of the Pricing Disclosure Package or the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters of QR Energy covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(l)          At the time of execution of this Agreement and on such Delivery Date, the Underwriters shall have received from each of the Reserve Engineers a letter, in form and substance satisfactory to the Representative, confirming certain matters concerning their engagement and the use of their Reserve Reports and information derived from their Reserve Reports in the Pricing Disclosure Package and the Prospectus.

(m)          At the time of execution of this Agreement and on such Delivery Date, the Underwriters shall have received from each of Miller & Lents, Ltd. and Netherland, Sewell & Associates, Inc., independent engineers with respect to QR Energy, a letter, in form and substance satisfactory to the Representative, confirming certain matters concerning their engagement and the use of their reserve reports and information derived from their reserve reports in the Pricing Disclosure Package and the Prospectus.

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(n)          Except as described in the Pricing Disclosure Package and the Prospectus, (i) none of the Breitburn Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since such date, there shall not have been any change in the capitalization or long-term debt of any of the Breitburn Entities or any change in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management or business of the Breitburn Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(o)          Each of the Breitburn Parties shall have furnished or caused to be furnished to the Representative a certificate, dated such Delivery Date, signed on its behalf by the Chief Executive Officer and the Chief Financial Officer of the General Partner, or other officers satisfactory to the Representative, as to such matters as the Representative may reasonably request, including, without limitation, a statement that:

(i)          The representations, warranties and agreements of the Breitburn Parties in Section 1 are true and correct on and as of such Delivery Date, and the Breitburn Parties have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)         No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii)        They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the latest Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time and on the applicable Delivery Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the latest Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or in any Issuer Free Writing Prospectus that has not been so set forth.

(p)          Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by any of the Breitburn Entities by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by any of the Breitburn Entities (other than an announcement with positive implications of a possible upgrading).

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(q)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, NASDAQ, or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(r)          NASDAQ shall have approved the Units for listing, subject only to official notice of issuance.

(s)          The Lock-Up Letter Agreements from the persons or entities listed in Schedule VI and set forth in Exhibit D hereto shall be in full force and effect on such Delivery Date.

(t)          On or prior to each Delivery Date, the Breitburn Parties shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

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8.          Indemnification and Contribution.

(a)          Each of the Breitburn Parties hereby agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates and agents participating in this offering (a “Participating Affiliate”), directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, Participating Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (other than with respect to the Registration Statement), not misleading, and shall reimburse each Underwriter and each such Participating Affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, Participating Affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Breitburn Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto. The foregoing indemnity agreement is in addition to any liability that the Breitburn Parties may otherwise have to any Underwriter or to any Participating Affiliate, director, officer, employee or controlling person of that Underwriter.

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(b)          Each Underwriter hereby agrees, severally and not jointly, to indemnify and hold harmless the Breitburn Parties, each of their respective directors, managers, officers and employees, and each person, if any, who controls any of the Breitburn Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Breitburn Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the Breitburn Parties and any such director, manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. In the event that it is finally judicially determined that the Breitburn Parties were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Breitburn Parties will promptly return all sums that had been advanced pursuant hereto. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Breitburn Parties or any such director, manager, officer, employee or controlling person.

(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded , based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

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(d)          If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Breitburn Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Breitburn Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Breitburn Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Breitburn Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Breitburn Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

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(e)          The Underwriters severally confirm that the statements with respect to the delivery of Common Units by the Underwriters set forth on the cover page of, and the selling concession figure and the paragraphs relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and the Breitburn Parties acknowledge and agree that such statements constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

9.          Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriter(s) shall be obligated to purchase the Units that the defaulting Underwriter(s) agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter(s) agreed but failed to purchase on such date exceeds 10% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2 hereof. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining non-defaulting Underwriter(s) or other underwriters satisfactory to the Representative do not elect to purchase the Units that the defaulting Underwriter(s) agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Unit Delivery Date, the obligation of the Underwriter(s) to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Breitburn Parties, except that the Breitburn Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

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Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Breitburn Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representative or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus, the Pricing Disclosure Package or in any other document or arrangement.

10.         Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Section 7(n) or 7(p) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11.         Reimbursement of Underwriters’ Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters (i) by reason of any failure, refusal or inability of the Breitburn Parties to perform any agreement on their respective parts to be performed, (ii) because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by any of the Breitburn Parties is not fulfilled for any reason or (iii) because the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representative; provided, however, that if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any Underwriters on account of those expenses.

12.         Research Analyst Independence. Each of the Breitburn Parties acknowledges that each Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership or the offering of the Units that differ from the views of their respective investment banking divisions. Each of the Breitburn Parties hereby waives and releases, to the fullest extent permitted by law, any claims that such party may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriter’s investment banking divisions. Each of the Breitburn Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

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13.         No Fiduciary Duty. Each of the Breitburn Parties acknowledges and agrees that in connection with this offering, the sale of the Units, or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any of the Breitburn Parties and any other person, on the one hand, and any Underwriter, on the other, exists; (ii) no Underwriter is acting as an advisor, expert or otherwise, to any of the Breitburn Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between any of the Breitburn Parties, on the one hand, and any Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that any Underwriter may have to any of the Breitburn Parties shall be limited to those duties and obligations specifically stated herein; (iv) each Underwriter and its respective affiliates may have interests that differ from those of the Breitburn Parties; and (v) the Breitburn Parties have each consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Breitburn Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against any Underwriter with respect to any breach of fiduciary duty in connection with this offering of Units.

14.         Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Underwriters, shall be delivered or sent by mail, overnight courier or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036; and

(b)          if to any of the Breitburn Parties, shall be delivered or sent by mail, overnight courier or facsimile transmission to Breitburn GP LLC, 515 South Flower Street, Suite 4800, Los Angeles, CA 90071, Attention: Gregory C. Brown (Fax: 213-225-5916), with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, Attention: Shelley A. Barber (Fax: 917-849-5353).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Breitburn Parties each shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

34

15.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Breitburn Parties, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Breitburn Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, controlling any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.         Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Breitburn Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

17.         Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 of the Rules and Regulations.

18.         Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal and state courts located in New York County, New York, including the United States District Court for the Southern District of New York, in connection with any claim brought with respect to this Agreement or related matter and waives any right to claim such forum would be inappropriate, including concepts of forum non conveniens. Time is of the essence in this Agreement.

19.         Waiver of Jury Trial. Each of the Breitburn Parties and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.         Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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21.         Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.         Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

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If the foregoing correctly sets forth the agreement among the Breitburn Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BREITBURN ENERGY PARTNERS LP

By:	Breitburn GP LLC
its general partner

By:	/s/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and
Chief Financial Officer

BREITBURN GP LLC

By:	/s/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Michael Cannon
	Name:	Michael Cannon
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units
Merrill Lynch Pierce, Fenner & Smith Incorporated	1,330,000
Barclays Capital Inc.	1,330,000
Citigroup Global Markets Inc.	1,330,000
Morgan Stanley & Co. LLC	1,330,000
RBC Capital Markets, LLC	1,330,000
UBS Securities LLC	1,330,000
Wells Fargo Securities, LLC	1,330,000
Credit Suisse Securities (USA) LLC	1,043,000
J.P. Morgan Securities LLC	1,043,000
Robert W. Baird & Co. Incorporated	364,000
Janney Montgomery Scott LLC	364,000
MLV & Co. LLC	364,000
Oppenheimer & Co. Inc.	364,000
Stifel, Nicolaus & Company, Incorporated	364,000
Wunderlich Securities, Inc.	364,000
Global Hunter Securities, LLC	140,000
J.J.B. Hilliard, W.L. Lyons, LLC	140,000
Ladenburg Thalmann & Co. Inc.	140,000
Total	14,000,000

I-1

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

None.

II-1

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1.   Public offering price: $18.64 per Common Unit.

2.   Number of Common Units offered: 14,000,000

III-1

SCHEDULE IV

BREITBURN ENTITIES

Breitburn Energy Partners LP

Breitburn Operating GP LLC

Breitburn GP LLC

Breitburn Management Company LLC

Breitburn Operating LP

Breitburn Finance Corporation

Alamitos Company

Beaver Creek Pipeline, L.L.C.

Breitburn Collingwood Utica LLC

Breitburn Florida LLC

Breitburn Sawtelle LLC

Breitburn Oklahoma LLC

Breitburn Transpetco GP LLC

Breitburn Transpetco LP LLC

GTG Pipeline LLC

Mercury Michigan Company, LLC

Phoenix Production Company

Terra Energy Company LLC

Terra Pipeline Company LLC

Transpetco Pipeline Company, L.P.

Saginaw Bay Lateral Michigan Limited Partnership

Seal Beach Gas Processing Venture

Terra-Westside Processing Company

Wilderness-Chester Gas Processing Limited Partnership

Wilderness-Chester LLC

Wilderness Energy, L.C.

Wilderness Energy Services Limited Partnership

IV-1

SCHEDULE V

MATERIAL BREITBURN ENTITIES

Breitburn Energy Partners LP

Breitburn Operating GP LLC

Breitburn GP LLC

Breitburn Management Company LLC

Breitburn Operating LP

Breitburn Finance Corporation

Alamitos Company

Beaver Creek Pipeline, L.L.C.

Breitburn Florida LLC

Breitburn Sawtelle LLC

Breitburn Oklahoma LLC

Breitburn Transpetco GP LLC

Breitburn Transpetco LP LLC

GTG Pipeline LLC

Mercury Michigan Company, LLC

Phoenix Production Company

Terra Energy Company LLC

Terra Pipeline Company LLC

Transpetco Pipeline Company, L.P.

V-1

Schedule VI

pARTIES TO DELIVER LOCK-UP Letter AGREEMENTS

Directors

- John R. Butler, Jr.

- David B. Kilpatrick

- Gregory J. Moroney

- Charles S. Weiss

- Randall H. Breitenbach

Executive Officers

- Halbert S. Washburn

- Mark L. Pease

- James G. Jackson

- Gregory C. Brown

The Strand Energy Company

VI-1

exhibit A

Form of opinion of Vinson & Elkins llp

(i)          Each of the Partnership, Breitburn Finance, BMC, the General Partner, OLP GP, the Operating LP, Breitburn Sawtelle LLC, Breitburn Florida LLC, Breitburn Oklahoma LLC, Breitburn Transpetco GP LLC, Breitburn Transpetco LP LLC, Transpetco Pipeline Company, L.P. and Breitburn Collingwood Utica LLC (the “Delaware Entities”) has been duly formed and is validly existing and is in good standing as a limited partnership, limited liability company or corporation, as applicable, under the Delaware LP Act, the Delaware LLC Act or the Delaware General Corporation Law, as amended (the “DGCL”). Each of the Delaware Entities has full limited liability company, limited partnership or corporate power and authority, as applicable, necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in each of the Pricing Disclosure Package and the Prospectus. Each of the Delaware Entities is duly qualified to do business and in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction as set forth on Annex 1 to this opinion.

(ii)         Each of the General Partner and OLP GP has full limited liability company power and authority to act as general partner of the Partnership and the Operating LP, respectively, in all material respects as described in the Pricing Disclosure Package and the Prospectus.

(iii)        The General Partner is the sole general partner of the Partnership with a non-economic interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the Delaware LP Act, the Credit Facility, the GP LLC Agreement or the Partnership Agreement.

(iv)        The Partnership owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the Delaware LP Act, the Credit Facility, the GP LLC Agreement or the Partnership Agreement.

A-1

(v)         The Partnership owns a 100% membership interest in BMC; such membership interest has been duly authorized and validly issued in accordance with the BMC LLC Agreement and is fully paid (to the extent required by the BMC LLC Agreement) and nonassessable (except as such nonassessability may be affected Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the Credit Facility or the BMC LLC Agreement.

(vi)        The Partnership owns a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the OLP GP Agreement and is fully paid (to the extent required by the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the Credit Facility or the OLP GP Agreement.

(vii)       OLP GP is the sole general partner of the Operating LP with a 0.001% general partner interest in the Operating LP; such general partner interest has been duly authorized and validly issued in accordance with the OLP Agreement; and OLP GP owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLP GP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, the Credit Facility or the OLP Agreement.

(viii)      The Partnership owns a 99.999% limited partner interest in the Operating LP; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Agreement and is fully paid (to the extent required by the OLP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, the Credit Facility or the OLP Agreement;

A-2

(ix)         The Operating LP owns, directly or indirectly, the ownership interests in Breitburn Sawtelle LLC, Breitburn Florida LLC, Breitburn Oklahoma LLC, Breitburn Transpetco GP LLC, Breitburn Transpetco LP LLC, Transpetco Pipeline Company, L.P. and Breitburn Collingwood Utica LLC as set forth on Annex 2 to this opinion; such ownership interests have been duly authorized and validly issued in accordance with the applicable limited liability company agreement of such entity, as applicable, and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, as applicable); and the Operating LP owns such ownership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating LP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the applicable limited liability company agreement of such entity, or the Credit Facility.

(x)          The Units to be issued and sold by the Partnership to the Underwriters and the limited partner interests represented thereby have been duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(xi)         Except as identified in the Pricing Disclosure Package or provided for in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Partnership pursuant to the Partnership Agreement or any other agreement or instrument listed on Annex 3 to this opinion. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than rights which have been waived.

(xii)        Each of the Breitburn Parties has all requisite power and authority necessary to enter into this Agreement, and the Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All partnership and limited liability company action, as the case may be, required to be taken by any of the Breitburn Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus has been validly taken.

(xiii)       This Agreement has been duly authorized and validly executed and delivered by the Breitburn Parties.

A-3

(xiv)      None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Breitburn Parties or (iii) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, (A) conflict with or constitute a violation of the organizational documents of any of the Delaware Entities, (B) constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any document listed on Annex 3 to this opinion, (C) violate the Delaware LP Act, the Delaware LLC Act, or federal law (collectively, the “Included Laws”), or (D) result in the creation or imposition of any Lien upon any property or assets of any of the Delaware Entities, which breach, violation, default or lien, in the case of clauses (B), (C) or (D), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially impair the ability of any of the Breitburn Parties to perform their obligations under this Agreement; provided, however, that no opinion as to securities law is expressed in relation to the preceding clause (C).

(xv)       No consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Delaware Entities or any of their properties or assets is required in connection with the issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Breitburn Parties or the application of the proceeds from the sale of the Units as described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus except for such permits, registrations, filings, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.

(xvi)      The Registration Statement became effective on May 18, 2012, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(xvii)     Each of (i) the Registration Statement, on the latest Effective Date, and (ii) the Prospectus, as of its date and the date hereof, appear on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements and the notes and financial schedules thereto and or other financial, reserve or statistical data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

(xviii)    The statements made or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus under the captions “Summary—The Offering,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations,” and “Risk Factors—Tax Risks to Unitholders,” as updated, amended or supplemented by the statements made or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of the Common Units or statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such Common Units, statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the federal statutes and regulations set forth or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus under “Business—Environmental Matters and Regulation” and “Business—Other Regulation of the Oil and Gas Industry” fairly describe in all material respects the portions of the federal statutes and regulations addressed thereby.

A-4

(xix)       Each of the Partnership Agreement, the OLP Agreement, the GP LLC Agreement and the OLP GP Agreement has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xx)        The opinion of counsel filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K to be filed on or prior to the Initial Delivery Date and incorporated by reference in the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xxi)       None of the Delaware Entities is and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, none of them will be, as a result thereof, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Breitburn Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that its opinion is limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act and the DGCL, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Breitburn Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Annex 2 hereof (each of which shall be dated as of a date not more than fourteen days prior to the Initial Delivery Date and shall be provided to the Representative) and (v) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Breitburn Entities may be subject.

In addition, such counsel shall state that they have participated in conferences with certain officers and other representatives of the Breitburn Parties, representatives of the independent public accountants and reserve engineers of the Partnership and QR Energy, and with your representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in clauses (xviii) and (xix) in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

A-5

(A)         the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)         the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C)         the Prospectus, as of its issue date or as of the applicable Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial, accounting and reserve information included or incorporated by reference in, or excluded from, the Registration Statement, the Prospectus or the Pricing Disclosure Package, and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

A-6

Annex 1

Delaware Entities	Foreign Qualifications

Breitburn Energy Partners LP	California, Florida, Indiana, Kentucky, Michigan, Texas, Wyoming

Breitburn Finance Corporation	California

Breitburn Management Company LLC	California, Colorado, Florida, Indiana, Kentucky, Michigan, New Mexico, Oklahoma, Texas, Wyoming

Breitburn GP LLC	California, Florida, Indiana, Kentucky, Michigan, Texas Wyoming

Breitburn Operating GP LLC	California, Florida, Indiana, Kentucky, Michigan, Texas, Wyoming

Breitburn Operating LP	California, Colorado, Florida, Indiana, Kentucky, Michigan, New Mexico, Oklahoma, Texas, Utah, Wyoming

Breitburn Sawtelle LLC	California

Breitburn Florida LLC	Florida

Breitburn Collingwood Utica LLC	Michigan

Breitburn Oklahoma LLC	Oklahoma

Breitburn Transpetco GP LLC	New Mexico, Oklahoma, Texas

Breitburn Transpetco LP LLC	New Mexico, Oklahoma, Texas

Transpetco Pipeline Company, L.P.	New Mexico, Oklahoma, Texas

A-7

Annex 2

Ownership Interest of Breitburn Operating LP	Percentage

Breitburn Florida LLC	100%

Breitburn Sawtelle LLC	100%

Breitburn Collingwood Utica LLC	100%

A-8

Annex 3

1)	Third Amended and Restated Administrative Services Agreement dated May 8, 2012 by and among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, Pacific Coast Energy Company L.P. and BreitBurn Management Company, LLC (as described in the Partnership’s Form 8-K filed on May 9, 2012).

2)	Omnibus Agreement, dated August 26, 2008, by and among BreitBurn Energy Holdings LLC, BEC (GP) LLC, BreitBurn Energy Company L.P., BreitBurn GP, LLC, BreitBurn Management Company, LLC and BreitBurn Energy Partners L.P. (Exhibit 10.2 to Form 8-K filed on September 2, 2008).

3)	First Amendment to Omnibus Agreement, dated as of May 8, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, BreitBurn Management Company, LLC, Pacific Coast Energy Company L.P., Pacific Coast Energy Holdings LLC and PCEC (GP) (LLC) (as described in the Partnership’s Form 8-K filed on May 9, 2012).

4)	Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank National Association as administrative agent (Exhibit 10.1 to Form 10-Q filed on May 10, 2010).

5)	First Amendment dated September 17, 2010 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on September 23, 2010).

6)	Second Amendment dated May 9, 2011 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 10-Q filed on May 10, 2011).

7)	Third Amendment dated August 3, 2011 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on July 29, 2011).

8)	Indenture, dated as of October 6, 2010, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (Exhibit 4.1 to the Current Report on Form 8-K filed on October 7, 2010), as supplemented by the First Supplemental Indenture, dated as of August 8, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association, to the Indenture dated as of October 6, 2010 (Exhibit 4.3 to Form 8-K filed on November 22, 2013).

A-9

9)	Fourth Amendment dated October 5, 2011 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on October 7, 2011).

10)	Indenture, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (Exhibit 4.1 to Form 8-K filed on January 13, 2012), as supplemented by the First Supplemental Indenture, dated as of August 8, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association (Exhibit 4.2 to Form 8-K filed on November 22, 2013).

11)	Fifth Amendment dated May 25, 2012 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.2 to Form 8-K filed on June 29, 2012).

12)	Sixth Amendment dated October 11, 2012 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on October 16, 2012).

13)	Seventh Amendment dated February 26, 2013 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 10-K filed on February 28, 2013).

14)	Eighth Amendment dated May 22, 2013 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.2 to Form 8-K filed on July 18, 2013).

15)	Ninth Amendment dated July 15, 2013 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on July 18, 2013).

16)	Tenth Amendment dated November 6, 2013 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.27 to Form 10-K filed on February 28, 2014).

17)	Eleventh Amendment dated February 21, 2014 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.28 to Form 10-K filed on February 28, 2014).

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18)	Twelfth Amendment dated April 25, 2014 to the Second Amended and Restated Credit Agreement dated May 7, 2010, by and among BreitBurn Operating L.P., as borrower, BreitBurn Energy Partners L.P., as parent guarantor, and Wells Fargo Bank, N.A., as administrative agent (Exhibit 10.1 to Form 8-K filed on April 28, 2014).

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EXHIBIT B

FORM OF OPINION OF MICHIGAN COUNSEL

(i)          Each of Mercury Michigan Company, LLC, Beaver Creek Pipeline, L.L.C., Terra Energy Company LLC and Terra Pipeline Company LLC (collectively, the “Michigan Entities”) is validly existing and is in good standing as a limited liability company, under the laws of the state of Michigan. Each of the Michigan Entities has full limited liability company power and authority necessary to own or lease its properties and to conduct its business to be conducted at the Initial Delivery Date, in each case in all material respects as described in each of the Pricing Disclosure Package and the Prospectus. Each of the Michigan Entities is duly qualified to do business and in good standing as a foreign limited liability company in each jurisdiction as set forth on Annex 1 to this opinion.

(ii)         The Operating LP owns, directly or indirectly, all of the outstanding membership interests in the Michigan Entities; such membership interests have been duly authorized and validly issued in accordance with the applicable limited liability company agreement of such entity and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by the laws of the State of Michigan); and the Operating LP owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Michigan naming the Operating LP as a debtor is on file in the office of the Secretary of State of the State of Michigan or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the laws of the State of Michigan or the Credit Facility.

In rendering such opinion, such counsel may (A) rely in respect of material matters of fact upon certificates of officers and employees of the Michigan Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinions are limited to the laws of the State of Michigan and federal laws, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration of each of the Michigan Entities as a foreign limited liability company, as the case may be, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the applicable state (each of which will be dated not more than ten days prior to such Delivery Date, as the case may be, and shall be provided to the Representative) and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which the Michigan Entities may be subject.

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Annex 1

Michigan Entities	Jurisdictions of Foreign Qualification

Mercury Michigan Company, LLC	N/A

Beaver Creek Pipeline, L.L.C.	N/A

Terra Energy Company LLC	N/A

Terra Pipeline Company LLC	N/A

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EXHIBIT C

Form of opinion of General Counsel

(i)          None of (i) the offering and sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the Merger Agreement or (iii) the consummation of the transactions contemplated hereby or thereby by each of the Breitburn Parties party thereto and the application of the proceeds from the sale of the Units as described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, by the Breitburn Parties conflicts with, or, results in a breach, default (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or violation of, or imposition of any Lien upon any property or assets of the Breitburn Entities pursuant to (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to me (excluding any agreements or instruments listed on Annex 3 to Exhibit A of this Agreement) to which any of the Breitburn Entities is a party or by which any of them or any of their properties may be bound, or (ii) any order, judgment, decree or injunction known to me of any court or governmental agency or body to which any of the Breitburn Entities or any of their properties is subject, which conflict, breach, default, violation or lien could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially impair the ability of any of the Breitburn Parties to perform their obligations under the Agreement or the Merger Agreement.

(ii)         Such counsel knows of no material legal or governmental actions, suits or proceedings pending or threatened against any of the Breitburn Entities that would be required to be described in a registration statement filed under the Securities Act, except as set forth in the Pricing Disclosure Package and the Prospectus. To such counsel’s knowledge, other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Breitburn Entities are a party or of which any property of the Breitburn Entities is the subject which are likely to result in, individually or in the aggregate, a Material Adverse Effect. Other than as set forth in the Pricing Disclosure Package and the Prospectus, to such counsel’s knowledge, no such proceedings have been overtly threatened in writing by governmental authorities or by others, which have not been resolved.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of Breitburn Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws and the laws of the State of California and (D) with respect to the opinion expressed in (ii) above, state that his opinion is limited to and based upon the pleadings of which he is aware, filed as of the date of such opinion, in pending actions, suits or proceedings against or affecting the Breitburn Entities or any of their respective properties.

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In addition, such counsel shall state that they have participated in conferences with certain officers and other representatives of the Breitburn Parties, representatives of the independent public accountants and reserve engineers of the Partnership and QR Energy and with your representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe that:

(A) the Registration Statement, as of the latest Effective Date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its issue date or as of such applicable Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no statement or belief with respect to the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting and reserve information, included or incorporated by reference in, or excluded from, the Pricing Disclosure Package and the Prospectus.

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EXHIBIT D

LOCK-UP LETTER AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representative of the several
  Underwriters named in Schedule I

  of the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Common Units”) representing limited partner interests in Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”). For purposes of this Lock-Up Letter Agreement, “Permitted Transaction” shall refer to (i) any offer, sale or sales during the Lock-Up Period (as defined below) by the Breitburn Parties and the executive officers and directors of the General Partner and The Strand Energy Company that enter into Lock-Up Letter Agreements with you of, in the aggregate, up to 300,000 Common Units.

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In exchange for good and valuable consideration, the undersigned hereby irrevocably agrees that, for a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus relating to the Offering (such period, the “Lock-Up Period”), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge (other than a pledge currently existing as of the date hereof), or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, other than with respect to a Permitted Transaction, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, other than with respect to any Permitted Transaction, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, other than with respect to any Permitted Transaction, or (4) publicly disclose the intention to do any of the foregoing. The foregoing agreement shall not apply to (a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Offering, (b) transfers of Common Units or any security convertible into Common Units as a bona fide gift provided that in the case of any transfer pursuant to clause (b), each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the Lock-Up Period, or (d) transfers of Common Units pursuant to any pledge currently existing as of the date hereof. In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Partnership and the Underwriters.

[Signature page follows]

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

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